EXHIBIT 11(i)



                         Independent Auditors' Consent


The Board of Trustees
Mentor Funds:


We consent to the use of our reports dated November 12, 1997 incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants" in the statement of additional information.




                                                       KPMG Peat Marwick LLP.

Boston, Massachusetts
December 19, 1997